Exhibit 10.5

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (“Agreement”) is entered into by and between American Apparel, Inc., American Apparel USA, LLC, and all of its subsidiaries (collectively “Employer” or “the Company”), on the one hand, and Ken Cieply (“Employee”), on the other hand (collectively “the Parties”).

1. TERMINATION DATE: The Parties’ employment relationship is terminated effective May 16, 2008 (“Separation Date”).

2. PAYMENTS AND BENEFITS PROVIDED BY EMPLOYER TO EMPLOYEE: Employer agrees to provide Employee as severance, settlement of all Claims (as defined below), and consideration for this Agreement the following:

(i) A lump sum payment payable upon the full execution of this Agreement in the amount of One Hundred Twenty Thousand Dollars (US $120,000.00), which is equivalent to six (6) months of Employee’s current annual base salary with the Company, excluding incentive pay, premium pay, overtime bonuses and other forms of variable compensation, less all standard payroll deductions and withholdings. Employee acknowledges that he has received all other money due through his last day of employment, including all of his earned salary, accrued and unused vacation pay, and all other amounts the Company owes to him through the Separation Date, subject to standard payroll deductions and withholdings;

(ii) Use of the Employer’s company apartment located in Los Angeles, California (the “Company Apartment”) until July 31, 2008. Specifically, Employer shall pay the monthly rent due for the Company Apartment through July 31, 2008. Employee agrees to vacate the Company Apartment by July 31, 2008. Employee further agrees to leave all furniture, fixtures, and other furnishings paid for by Employer at the Company Apartment. Employee shall be solely liable for any and all damages he has caused to the Company Apartment;

(iii) Use of the Employer’s company car (“Company Car”) until July 31, 2008. Specifically, Employer shall pay the monthly rental charges and insurance due on the Company Car. Employee agrees to surrender the Company Car to Employer by July 31, 2008. Employee shall be solely liable for any and all damages caused to or by the Company Car to the extent that any such damages are not covered by Employer’s insurance;

(iv) If Employee is currently enrolled in a company-sponsored health, dental, or vision. plan, Employee’s coverages will continue, at Employer’s expense, until July 31, 2008. After that time, Employee will be eligible to continue identical coverage under such health, dental or vision plan under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);

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(v) Up to three (3) round-trip coach airline tickets for Employee to travel from Los Angeles, California to Montreal, Canada from the date this Agreement is fully executed through July 31 2008, plus one return coach airline ticket from Montreal, Canada to Los Angeles, California which Employee shall use for the purpose of returning those items of Company Property identified in Paragraph 4 below (“Employee Airline Tickets”). These Employee Airline Tickets shall be booked by the Employer on behalf of Employee upon Employee providing Employer with at least ten (10) calendar days advance notice of his desired departure date;

(vi) Upon full execution of this Agreement, payment to Employee in the amount of Two Thousand Dollars ($2,000) as full reimbursement for legal fees Employee has represented to have incurred in connection with Company-related business; and

(vii) A jointly-drafted press release regarding Employee’s departure from the Company, as set forth in Exhibit A, attached hereto and incorporated herein by this reference.

3. NO OTHER PAYMENTS OR BENEFITS: Employee acknowledges that, except as expressly provided in this Agreement, following full payment by the Company of all amounts owing hereunder, he will not receive any additional compensation, payments, severance, or any other benefits from the Company.

4. CONTINUED AVAILABILITY: For a period of six (6) months after the full execution of this Agreement, Employee shall make himself available to respond to occasional and incidental inquiries by the Company related to his position as Chief Financial Officer for the benefit of the officers and directors of the Company, its auditors, and/or to assist the interim or permanent Chief Financial Officer on transitional issues, including, but not limited to making himself personally available at the upcoming May 28, 2008 Fact Finding Meeting with the EEOC in connection with the age discrimination claim of Lewis Copsidas v. American Apparel, EEOC Charge No. 480-2007-01883. No additional compensation beyond the severance shall be paid to Employee for such incidental cooperation unless Employer and Employee agree that the work required is more extensive than the incidental or periodic consultation the Parties have contemplated herein.

5. RETURN OF COMPANY PROPERTY: Within two business days after the full execution of this Agreement, Employee shall return to Employer: (i) one Company provided computer; (ii) one Company provided cell phone; (iii) Employee badge; and (iv) all other Company equipment and property provided by Employer to Employee.

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6. RELEASE AND WAIVER:

(i) BY EMPLOYEE: In consideration of the covenants undertaken herein by the Company, and except for the following two matters: (1) the obligations undertaken hereunder by the Company; and (2) any claim Employee may have for age discrimination under the Age Discrimination in Employment Act, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company, all of its current and prior divisions, parent companies, and all of its successor, predecessor, current and prior subsidiaries and affiliated companies and entities, and each of the foregoing companies’ and entities’ respective divisions, officers, directors, attorneys, shareholders, partners, limited partners, agents, employees, representatives, independent contractors, payroll companies, insurers, licensees and assigns, past and present (all of which and whom are collectively referred to as “Releasees”), with respect to and from, any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee owns or holds, or has at anytime heretofore owned or held, or may in the future hold against said Releasees, or any of them, including but not limited to those claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities that arise out of, are grounded upon, or in any way connected with any transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Releasees, or any of them, committed or omitted prior to the date of this Agreement, including, but not limited to any claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities that arise out of, are grounded upon, or in any way connected with: (1) Employee’s employment with the Company; and (2) any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Employer, committed or omitted prior to the date of this Agreement (“Claim or Claims”). The releases of any such Claim or Claims includes, but is not limited to, any action arising out of express or implied contract and any foreign, federal, state or local constitution, statute, ordinance, regulation, or common law. Employee hereby warrants and represents that he will not seek nor be entitled to recovery from the Company, any person or entity released herein, or any of them in connection with any matter released in this Paragraph. To the fullest extent permitted by law, Employee represents that he has not filed any complaints, lawsuits, charges and/or other claims against the Company, or any of the Releasees, with any court or government agency or entity.

(ii) BY EMPLOYER: In consideration of the covenants undertaken herein by Employee, and except for the obligations undertaken hereunder by Employee, the Initials

Company hereby irrevocably and unconditionally releases, acquits, and forever discharges Employee, all of his successors, heirs and assigns, with respect to and from, any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employer now owns or holds, or has at anytime heretofore owned or held, or may in the future hold against Employee, including but not limited to those claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities that arise out of, are grounded upon, or in any way connected with: (1) Employee’s employment with the Company; (2) any claim of reimbursement which Employer may have against Employee for rental and other costs associated with the Company Apartment and the Company Car, as well as Employee’s travel expenses for Employee and his family during Employee’s employment with the Company; and (3) any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Employee, committed or omitted prior to the date of this Agreement (“Claim or Claims”).

(iii) CALIFORNIA CIVIL CODE SECTION 1542: All Parties to this Agreement also waive and release and promise never to assert any such claims, even if they do not believe that they have such claims. The Parties therefore waive their rights under section 1542 of the Civil Code of California which states:

1542. (Certain claims not affected by general release). A GENERAL DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties understand and agree that claims or facts in addition to or different from those which are now known or believed by them to exist may hereafter be discovered, but it is their intentions to release all claims either Party may have against each other, their respective officers, directors, employees, attorneys, or agents, whether known or unknown, suspected or unsuspected.

7. NO ADMISSION OF LIABILITY: The Parties acknowledge that the settlement and release of any claims they may have against each other shall not, under any circumstances, be construed as an admission by any of the parties of any wrongdoing or liability.

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8. CONFIDENTIALITY: All Parties to this Agreement will not, unless required or otherwise permitted by law, disclose to any third party any information regarding the following:

(i) The negotiations and terms of this Agreement, the benefits being paid under it, or the fact of its payment, except that the Parties may disclose this information to their spouses (as applicable), attorneys, accountants or other professional advisors to whom they must make the disclosure in order for them to render professional services. The Parties will instruct these people, however, to maintain the confidentiality of this information just as the Parties must;

(ii) Employee hereby acknowledges that during the course of his employment with the Company, as well as his dealings and interactions with Dov Charney, he has acquired confidential information concerning the Company and Dov Charney. Accordingly, in addition to the confidentiality obligations Employee has undertaken pursuant to that certain written Confidentiality Agreement he executed upon being hired, as well as his fiduciary duties arising from his position as Chief Financial Officer of the Company, Employee hereby agrees to hold in a fiduciary capacity for the benefit of the Company and Dov Charney all such confidential information concerning the Company and/or Dov Charney (collectively, the “Confidential Information”). Employee further agrees to not give any interviews, respond to any media inquiry, or make any type public statement relating to the Company and/or Dov Charney without the Company’s prior written consent. Employee acknowledges that any disclosure or use by him of any Confidential Information, or any public statements he may make regarding the Company and/or Dov Charney, will cause severe and irreparable harm to the Company and/or Dov Charney. In the event of a breach of this Paragraph 8, the Company and Dov Charney will, in addition to all other remedies available to them, be entitled to seek equitable relief by way of injunction and any other legal or equitable remedies. This provision will not be construed as a waiver of the rights which the Company and/or Dov Charney may have for damages hereunder or otherwise, and all of the Company’s and Dov Charney’s rights and remedies will be unrestricted.

9. NON-DISPARAGEMENT: All Parties to this Agreement agree not to disparage the other parties, or the other parties’ officers, directors, employees, attorneys, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, however, that In the event either party is required by law or legal process to disclose or explain the basis of Employee’s departure from the Company, both Parties are permitted to disclose in such proceedings their contention concerning the basis of Employee’s departure. In such event, the disclosing party will advise the other party, before any such required disclosure. In the event of such legally compelled disclosure, the other party may truthfully refute any such claim or assertion only as necessary for rebuttal purposes.

10. ARBITRATION: Any claim or dispute arising between the Parties hereto with respect to this Agreement shall be settled exclusively by confidential final and binding arbitration in

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Los Angeles, California, in accordance with the rules of the Judicial Arbitration and Mediation Service (“JAMS”) – Los Angeles, California which are then in effect, except that the parties hereby agree that there shall be one arbitrator appointed, by the following process: JAMS shall provide a list of nine potential arbitrators, and each party shall strike four arbitrators, with Employee providing his strikes first, and the Company striking four names thereafter.

11. MISCELLANEOUS: This Agreement constitutes the complete, final, and exclusive embodiment of the Parties’ entire agreement and supersedes all prior and contemporaneous agreements, promises and representations, with regard to its subject’ matters. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. This Agreement may not be modified except in a writing signed by Employee and a duly authorized officer of the Company. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement shall bind the heirs, personal representatives, successors, and assigns of the Employee and the Company, and inure to the benefit of Employee and the Company, their heirs, successors, and assigns. The failure to enforce any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, any ambiguities shall not be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. The prevailing party in any dispute which arises under this Agreement shall be entitled to recover the reasonable attorneys’ fees and costs they incur as a result of any such dispute. This Agreement may be executed in counterparts or with facsimile signatures, which shall be deemed equivalent to originals.

12. Employee, by signing this Agreement, represents and warrants that he has carefully read and fully understands this Agreement and its final binding effect, that he has been afforded sufficient time and opportunity to review this Agreement with an attorney, that he has had an opportunity to negotiate with regard to the terms of this Agreement, that he is fully competent to manage his own business affairs and to enter into this Agreement, and that he has signed this Agreement knowingly, freely, and voluntarily.

Agreed and Accepted:

AMERICAN APPAREL, INC.,

AMERICAN APPAREL USA, LLC,

AND EACH OF ITS SUBSIDIARIES

BY:

Title: CEO

Date: 5-22-2008

KEN CIEPLY

DATE: MAY 22/08

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Approved as to form and content:

Joyce. E. Crucillo, General Counsel

For American Apparel, Inc., American

Apparel USA, LLC, and each of its Subsidiaries

Date: 5-22-08

Bruce Altshuler, attorney for Ken Cieply

Bruce Altshuler

Date: may 28, 2008

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EXHIBIT A TO KEN CIEPLY SEVERANCE AGREEMENT AND RELEASE

AMERICAN APPAREL ANNOUNCES HIRING OF INTERIM CFO

LOS ANGELES, May 20, 2008 – American Apparel, Inc. (Amex: APP) announced that effective immediately, William T. Gochnauer has joined the company as Interim Chief Financial Officer.

Prior to American Apparel, Mr. Gochnauer had been Interim Chief Financial Officer at Red Envelope, Inc., a publicly traded national catalog and online retailer of upscale gifts, since 2006. From 2005 to 2006, Mr. Gochnauer had been a financial consultant at Excelligence Learning Corporation, a publicly traded national manufacturer and distributor of early childhood and learning products. During 2005, he was also Interim Chief Financial Officer of RF Industries Ltd., a publicly traded, national manufacturer and distributor of electronic components. Mr. Gochnauer began his career in public accounting at KPMG, is a Certified Public Accountant, and has held CFO and controller positions at a number of public and private companies over the course of a career that spans more than 35 years.

Ken Cieply, the company’s outgoing Chief Financial Officer, has stepped down to pursue other opportunities. He has agreed to make himself available to assist in the transition. Mr. Cieply has over 20 years of experience in textile and apparel related businesses, and was a key member of the executive team that led Gildan Activewear’s successful initial public offering in 1998. Mr. Cieply joined American Apparel in June 2006.

American Apparel also announced that it has retained Berglass + Associates, an executive search firm with more than 25 years of experience and a focus in the consumer goods sector, to help identify a permanent Chief Financial Officer. In anticipation of Mr. Cieply’s departure, American Apparel has been interviewing candidates for the CFO position for the past several months. The company expects to announce the appointment of a permanent CFO in the next three to six months.

Dov Charney, American Apparel’s CEO stated, “We’re very pleased that Bill Gochnauer is joining us to assist in our transition in being a public company. Bill’s extensive experience with SEC reporting and Sarbanes-Oxley compliance will be an enormous help. With him onboard, we will be able to more quickly build out our accounting staff to support the company’s increased reporting responsibilities and the future growth of our business.”

Mr. Charney continued, “Ken Cieply played an important role in getting American Apparel to where it is today. His impressive pedigree in apparel was a key reason I asked him two years ago to come down to Los Angeles to help take our business to the next level. With American Apparel now having become a public company, we wish Ken well in his future endeavors as he returns to his family and home in Montreal, Canada.”

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About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 15, 2008, American Apparel employed over 7,000 people and operated 187 retail stores in 15 countries, including the United States, Canada, Mexico, United Kingdom, Belgium, France, Germany, Italy, the Netherlands, Sweden, Switzerland, Israel, Australia, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that American Apparel, Inc. may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the company’s future financial condition and results of operations and the company’s prospects and strategies for future growth. In some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Such forward-looking statements are based upon the current beliefs and expectations of American Apparel’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements. American Apparel cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Actual results could differ materially from those anticipated in forward- looking statements and future results could differ materially from historical performance. The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: business conditions, including risks associated with foreign markets, international business and online retail operations, increases in materials or labor costs and employee matters; the company’s relationships with its lenders and its ability to comply with the terms of its existing credit facilities; changing interpretations of generally accepted accounting principles; changes in the overall level of consumer spending; changes in preferences in apparel or the acceptance of the company’s products and the company’s ability to anticipate such changes; the performance of the company’s products within the prevailing retail environment; availability of store locations at appropriate terms and our ability to open new stores and expand internationally; the possibility that the company’s suppliers and manufacturers may not timely produce or deliver the company’s products; financial non-performance by the company’s customers, primarily in the wholesale business; inquiries and investigations and related litigation; continued compliance with U.S. and foreign government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which the company is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition, both domestic and foreign, from other apparel providers; changes in key personnel; costs as a result of operating as a public company; general economic conditions; increases in interest rates; geopolitical events and regulatory changes; as well as other relevant risks detailed in the other filings that the company makes with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joseph Teklits/Jean Fontana

ICR

203-682-8200